EXHIBIT 99.1





                                  PRESS RELEASE



FOR IMMEDIATE RELEASE                               Contact:  Daniel L. Krieger,
                                                            Chairman & President
                                                                  (515) 232-6251
February 11, 2005




                            AMES NATIONAL CORPORATION
                           ANNOUNCES DIVIDEND INCREASE


The Ames National Corporation Board of Directors at its February 9th meeting increased the quarterly dividend from $0.49 per share to $0.75 per share payable May 16, 2005 to shareholders of record May 2, 2005, a 53% increase in the regular dividend. Based on this increase, the Company's Board of Directors does not anticipate the payment of a special dividend.




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